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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR


The Board of Directors and Stockholders
First Security Group, Inc.

We have issued our report dated January 23, 2002, except for note 20 as to which the date is March 13, 2002, accompanying the financial statements of First Security Group, Inc. as of and for the periods ended December 31, 2001, contained in Form 10-K. We consent to the use of the aforementioned report in Form 10-K for the year ended December 31, 2001.


                                     JOSEPH DECOSIMO AND COMPANY, LLP

March 29, 2002